UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 2, 2012 (Date of earliest event reported)

Firsthand Technology Value Fund, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	77-6100553 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 2, 2012, Firsthand Technology Value Fund, Inc. issued a press release announcing that it has completed the purchase of 100,000 shares of Twitter, Inc. common stock for approximately $1.8 million. Twitter is a leading micro-blogging service with more than 140 million active users. The press release also states that, as of March 31, 2012, the total net assets of the fund were approximately $86 million.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

99.1      Press Release dated May 2, 2012.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index
Exhibit No.	Description
99.1	Press release dated May 2, 2012